Exhibit 10.1

BRANDYWINE REALTY TRUST
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
RESTRICTED PERFORMANCE SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS
AWARD AGREEMENT
ISSUED PURSUANT TO THE
2013-2015 RESTRICTED PERFORMANCE SHARE UNIT PROGRAM
This RESTRICTED PERFORMANCE SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS AWARD AGREEMENT (the “Award Agreement”), dated as of the 25th day of February, 2013, is between Brandywine Realty Trust, a Maryland real estate investment trust (the “Trust”), and ______________ (the “Grantee”).
WHEREAS, the Trust's Compensation Committee (the “Committee”) established the Brandywine Realty Trust 2013-2015 Restricted Performance Share Unit Program (the “Program”) under the Brandywine Realty Trust Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”);
WHEREAS, the Plan provides for the award of “Performance Shares” (as defined in the Plan) (which award is referred to as a “Restricted Performance Share Unit” or an “RSU” in the Program and herein) to participants following the attainment of a designated corporate performance goal;
WHEREAS, the Program treats dividend equivalent rights (“DERs” as defined the Program) as additional Performance Shares;
WHEREAS, the Program designates performance goals that determine if and the extent to which Shares will become deliverable to a participant in the Program based on his or her Restricted Performance Share Units;
WHEREAS, the Grantee may defer delivery of his or her Shares (if deliverable) until a later date and, if so deferred, the Grantee will be awarded additional DERs with respect to such Shares; and
WHEREAS, DERs awarded with respect to Restricted Performance Share Units and deferred Shares will be expressed as a dollar amount, which will be applied to “purchase” additional Restricted Performance Share Units and notional shares of the Trust, as applicable (on which DERs will also be awarded), and will be settled in actual shares of the Trust (and in cash to the extent the Grantee's account holds a fractional Restricted Performance Share Unit or notional share).
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Potential Award of Shares

(a)The Grantee is hereby awarded a number of initial “Base Units” (as defined in the Program) equal to ______ Restricted Performance Share Units. The Grantee's Base Units will increase in number pursuant to the “purchase” of additional Restricted Performance Share Units with DERs, as described in subsections (b) and (e) below.

(b)The Grantee is hereby awarded a DER with respect to each of his or her Base Units, as such number of units may be increased from time to time pursuant to subsection (e) below. If the Grantee makes a deferral election under Section 5 of the Forepart of the Program, the Grantee shall also be awarded DERs with respect to each deferred Share.

(c)The Trust hereby promises to deliver to the Grantee the number of Shares that Grantee becomes entitled to under Section 4 of the Program (if any). Unless the Grantee elects to make a deferral election pursuant to Section 5 of the Forepart of the Program, in which case Shares will be delivered in accordance with such election, the Shares shall be delivered on (i) February 1, 2016 or (ii) in the event of a “Change in Control” (as defined in the Program) prior to January 1, 2016, on the fifth calendar day after the end of the “Measurement Period” (as defined in the Program) or (iii) in the event of termination of a Participant covered in Section 8 of the Forepart of the Program, on or before the thirtieth day after the date of termination of the Participant (as applicable, the “Delivery Date”). This Award Agreement is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Program and the Plan now in effect and as they may be amended from time to time; provided, that no amendment may adversely affect an issued Award Agreement without the written consent of the affected Grantee. The terms and conditions of the Program and the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of the Award Agreement.

(d)If, on or prior to the last day of the Measurement Period, (i) the Grantee incurs a Disability Termination, (ii) the Grantee dies or (iii) the Grantee's employment with the Trust terminates and such termination is a Retirement (as defined in the Program) then the Grantee (or the Grantee's beneficiary(ies), if applicable) shall be eligible to receive Shares (if any) under the Program as if the Measurement Period ended on last day of the month in which termination or death occurred and as though the Grantee had remained employed by the Employer through such date.

(e)DERs awarded with respect to Restricted Performance Share Units will be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a specific date (the “Dividend Date”) during the Measurement Period, multiplied by the Grantee's Base Units as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional Restricted Performance Share Units at “Share Value” (as defined in the Program), which will be subject to Section 3(a) of each of Attachment I and Attachment II of the Program, and on which DERs thereafter will also be awarded. The Grantee's additional Restricted Performance Share Units will be replaced by issued Shares (and by cash, to the extent the Grantee holds a fractional Restricted Performance Share Unit) and delivered to the Grantee (if at all) in accordance with the Program.

DERs awarded with respect to deferred Shares will also be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a Dividend Date during the deferral period, multiplied by the number of Shares still deferred by the Grantee as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional notional shares at the closing price on the Dividend Date, on which DERs thereafter will also be awarded. The Grantee's notional shares will be recorded in a bookkeeping account, and will be 100% vested. The Grantee's notional shares will be replaced by issued Shares (and by cash, to the extent the Grantee holds a fractional notional share) and delivered to the Grantee (if at all) in accordance with Section 4 of the Program.
2.Share Certificates. Certificates for Shares delivered pursuant to the Program shall be registered in the Grantee's name (or, if the Grantee so requests, in the name of the Grantee and the Grantee's spouse, jointly with right of survivorship).

3.Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her Restricted Performance Share Units or notional Shares. The Grantee may assign or transfer, in whole or in part, Shares delivered hereunder pursuant to the Program.

4.Withholding of Taxes. The obligation of the Trust to deliver Shares shall be subject to applicable federal, state and local tax withholding requirements. If the amount includible in the Grantee's income as a result of the delivery of Shares is subject to the withholding requirements of applicable tax law, the Grantee, subject to the provisions of the Plan and such withholding rules as may be applicable (the “Withholding Rules”), may satisfy the withholding tax, in whole or in part, by electing to have the Trust withhold Shares (or by returning Shares to the Trust) pursuant to the Withholding Rules. Such Shares shall be valued, for this purpose, at their “Fair Market Value” (as defined in the Plan) on the Delivery Date Such election must be made in compliance with and subject to the Withholding Rules, and the Trust may not withhold Shares in excess of that number necessary to satisfy the minimum federal, state and local income tax and Social Security (“FICA”) withholding requirements. Notwithstanding the foregoing, the Trust may limit the number of Shares withheld to the extent necessary to avoid adverse accounting consequences.

5.Share Ownership Requirements. For purposes of the share ownership requirements of the Trust's governance guidelines, the Shares issued to the Grantee under the Program shall be treated as though they were restricted shares that became vested upon issuance. However, any share ownership requirement that results from this provision shall immediately lapse upon the Grantee's termination of employment with the Employer.

6.Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the State of Maryland (without reference to the principles of the conflict of laws).

IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his or her hand all as of the day and year first above written.
BRANDYWINE REALTY TRUST

By:    _________________________________

Name:    __________________________

Title:    __________________________

GRANTEE

_________________________________

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